THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

                                       OF

                              EPR ELY POWER LIMITED


1.   The name of the Company is EPR ELY POWER LIMITED.

2.   The registered office of the Company will be situate in England and Wales.

3.   The objects for which the Company is established are:-

(A) To carry on the business of a holding company in all its branches and to coordinate the policy and administration of any subsidiary company; to carry on, participate in, undertake and perform all or any of the businesses of general merchants and traders, cash and credit traders, manufacturers' agents and representatives, insurance brokers and consultants, estate and advertising agents and contractors, mortgage brokers, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents, commission agents, marketing and business consultants, general storekeepers, warehousemen, discount traders, mail order specialists, railway, shipping and forwarding agents, shippers, traders, capitalists and financiers either on the Company's own account or otherwise, printers and publishers; haulage and transport contractors, garage proprietors, operators, hirers and letters on hire of, and dealers in motor and other vehicles, craft, plant, machinery, tools and equipment of all kinds, importers and exporters, manufacturers, retailers, wholesalers, buyers, sellers, distributors and shippers of, and dealers in all products, goods, wares, merchandise and produce of every description, to participate in, undertake, perform and carry on all or any kinds of commercial, industrial, trading and financial operations and enterprises; to purchase or otherwise acquire and take over any businesses or undertakings which may be deemed expedient, or to become interested in and to carry on or dispose of, remove or put an end to the same or otherwise deal with any such businesses or undertakings as may be thought desirable.

(B) To carry on any other business or trade which in the opinion of the Board of Directors may be conveniently or advantageously carried on in connection with or as ancillary to any of the above businesses or be calculated directly or indirectly to enhance the value of or render profitable any of the property of the Company or to further any of its objects.

(C) To purchase, take options over, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest whatsoever any movable or immovable property, whether tangible or intangible and wheresoever situate, which the Board of Directors may think necessary or convenient for the purposes of the business of the Company, and to improve, manage, construct, repair, develop, exchange, let on lease or otherwise deal with all or any part of the property and rights of the Company.

(D) To build, construct, maintain, develop, alter, enlarge, improve, pull down, remove or replace any buildings, works, roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, plant and machinery necessary or convenient for the business of the Company and to join with any person, firm or company in doing any of the things aforesaid.

(E) To borrow or raise or secure the repayment of moneys raised or borrowed for the purposes of or in connection with the business of the Company in any manner and in particular to issue and deposit any mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's undertaking, property or assets (whether present or future) including its uncalled capital (if any) and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

(F) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities and also by way of security or guarantee for the performance by the Company or any other person firm or company having dealings with the Company or in whose business or undertakings the Company is interested whether directly or indirectly of any contract or liability undertaken thereby or which may become binding thereon as the case may be

(G) To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, to secure or guarantee the payment of any sums of money or the performance of any obligation by any company, firm or person including any holding company, subsidiary or fellow subsidiary company in any manner, and generally to act as bankers for customers and others.

(H) To receive money on deposit or loan upon such terms as the Company may approve, and to give guarantees or become security for the obligations and contracts of any person, firm or company including the obligations and contracts of customers.

(I) To invest and deal with the moneys of the Company not immediately required for the purpose of its business in or upon such investments and securities and in such manner as may from time to time be considered expedient.

(J) To acquire or undertake the whole or any part of the business, goodwill, property, assets and liabilities of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on or which can be carried on in conjunction therewith or which are capable of being conducted so as directly or indirectly to benefit the Company.

(K) To apply for and take out, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes or information, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same whether exclusive or non-exclusive, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(L) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, scrip, warrants, debentures and other negotiable or transferable instruments.

(M) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(N) To enter any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(O) To enter into any partnerships or joint-purchase arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business which this Company is authorised to carry on or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, firm or person and to guarantee the contracts or liabilities of, or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such.

(P) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable in respect of any business or operations of or generally in relation to any such company or companies.

(Q) To subscribe for, take, purchase or otherwise acquire and hold shares stocks, debentures, debenture stocks, bonds or other interests in or securities of any other company having objects altogether or in part similar to those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co- ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

(R) To establish finance or promote or concur in establishing financing or promoting any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may directly or indirectly appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company and to issue, place, underwrite or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting or guaranteeing the subscription of shares, debentures, debenture stock, bonds, stocks and securities of any company, whether limited or unlimited or incorporated by Act of Parliament or otherwise, at such times and upon such terms and conditions as to remuneration and otherwise as may be agreed upon and to hold or dispose of such shares or securities or guarantee the payment of the dividends, interest or capital of any such shares or securities issued by or any other obligations of any such company.

(S) To sell, exchange, lease, licence, turn to account or otherwise dispose of the whole or any part of the business property or undertaking of the Company, either together or in portions and to accept payment therefor either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation formed or to be formed for purchasing the same (with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise) or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any such company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

(T) To the extent permitted by law to give financial assistance for the purpose of the acquisition of shares of the Company or of any company of which the Company is a subsidiary and for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan or guarantee, indemnity, the provision of security or otherwise.

(U) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(V) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or of any company formed or promoted by the Company or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company.

(W) To support or subscribe to any charitable, benevolent or useful object of a public character and to establish, support and subscribe to any association, institution, society, fund or club which may be for the benefit of the Company or its Directors, ex-Directors, employees, or ex-employees or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, bonuses and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance for the benefit of such persons as aforesaid; and to set up, establish support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing, share purchase and share option schemes for the benefit of any of the employees or Directors of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

(X) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, and for such purpose to distinguish and separate capital profits, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(Y) To procure the Company to be registered or recognised in any part of the world and to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, trustees, contractors, sub-contractors or otherwise, and by or through agents, brokers, sub-contractors, trustees or otherwise and either alone or in conjunction with others.

(Z) To do all such things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

     The objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretations shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or from the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company. The word "company" in this Clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4.   The liability of the members is limited.

5. The share capital of the Company is(pound)7,714,286 divided into 7,714,286 shares of(pound)1 each.

 We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.


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Names, addresses and descriptions                        Number of Shares agreed
Subscribers                                              to be taken by each
                                                         Subscriber
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Rachelle Sellek                                          One
Fitzalan House
Fitzalan Road
Cardiff
CF2 1XZ

Solicitor

Yu-Ho Cheung                                             One
Fitzalan House
Fitzalan Road
Cardiff
CF2 1XZ

Solicitor



Dated the 26th day of June 1998


Witness to the above signatures:-

                                                                  Dawn Gillard
                                                                  Fitzalan House
                                                                  Fitzalan Road
                                                                  Cardiff
                                                                  CF2 1XZ
                                                                  Secretary

                             The Companies Act 1985

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       of

                              EPR ELY POWER LIMITED



1    Preliminary

     The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 in force at the time of adoption of these Articles (such Table being hereinafter called "Table A") shall apply to the Company save in so far as they are excluded or varied by these Articles and such regulations (save as so excluded or varied) and these Articles shall be the regulations of the Company.

2    Interpretation

     In these Articles and in Table A the following expressions have the following meanings unless inconsistent with the context:-

     "the Act" The Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force

     "A" preference shares" Together the "A1" preference shares and the "A2" preference shares

     "A1" preference shares" The "A1" redeemable preference shares of(pound)1.00 each

     "A2" preference shares" The "A2" redeemable preference shares of(pound)1.00 each

     "these Articles" These Articles of Association, whether as originally adopted or as from time to time altered by special resolution

     "B" preference shares" The "B" redeemable preference shares of(pound)1.00 each

     "clear days" In relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

     "the Completion  Date"  The  Completion  Date  as  defined  in  the  Equity
          Contribution Agreement.

     "the Credit  Agreement"  The  Credit  Agreement  as  defined  in the Equity
          Contribution Agreement

     "the directors" The directors for the time being of the Company or (as the context shall require) any of them acting as the board of directors of the Company

     "Equity The equity contribution  agreement entered into on the Contribution
          Agreement" date of adoption of these Articles in relation to shares in the Company

     "executed" Includes any mode of execution

     "the holder" In relation to shares means the member whose name is entered in the register of members as the holder of the shares

     "office" The registered office of the Company

     "ordinary shares" The ordinary shares of(pound)1.00 each

     "preference  shares"  Together  the  "A1"  preference   shares,   the  "A2"
          preference shares and the "B" preference shares

     "seal" The common seal of the Company (if any)

     "secretary" The secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary

     "share" Includes any interest in a share

     "the United Kingdom" Great Britain and Northern Ireland.

     Unless the context otherwise requires, words or expressions contained in these Articles and in Table A bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company. Regulation 1 of Table A shall not apply to the Company.

3    Share capital

     3.1 The authorised share capital of the Company at the time of adoption of these Articles is(pound)7,714,286 divided into 714,286 ordinary shares, 1,500,000 "A1" preference shares, 1,500,000 "A2" preference shares and 4,000,000 "B" preference shares.

     3.2 Save as may be provided by regulation 110 of Table A and subject to any contrary direction given by the Company in general meeting by special resolution and save as provided in Article 3.3 below all shares which are comprised in the authorised share capital of the Company from time to time which the directors propose to issue shall first be offered, at par or at a premium and upon such other terms and conditions as the directors may determine, to the members who are holders of the same class of shares as those to be issued at the time of the offer in proportion to the number of the existing shares of that class held by them respectively and at the same price. Each such offer shall be made by notice specifying the total number and class of shares being offered to the members holding shares of that class as a whole, the proportionate entitlement of the member to whom the offer is made and the price per share and shall require each member to state in writing within a period (not being less than fourteen days) specified in the notice whether he is willing to take any and, if so, what maximum number of the said shares up to his proportionate entitlement. An offer, if not accepted within the period specified as regards any shares, will be deemed to be declined as regards those shares. After the expiration of such period, those shares so deemed to be declined shall be offered in proportion as aforesaid to the persons holding shares of the same class who have, within the said period, accepted all the shares offered to them; such further offer shall be made in like terms in the same manner and limited by a like period as the original offer. Any shares not accepted pursuant to such offer or further offer as aforesaid or not capable of being offered as aforesaid except by way of fractions shall not be issued. Any shares released from the provisions of this Article by any such special resolution as aforesaid shall be under the control of the directors, who may allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit. No share shall be issued at a discount or otherwise in breach of the provisions of these Articles or of the Act.

     3.3 The provisions of Article 3.2 shall not apply to the issue and allotment of the ordinary shares and preference shares in the Company expressly provided for in the Equity Contribution Agreement.

     3.4 Subject to any special rights conferred upon the holders of any shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may by special resolution determine.

     3.5 Subject to the Act, any preference shares may be issued on the terms that they are, or at the option of the Company are to be liable, to be redeemed on such terms and in such manner as the Company may by special resolution determine.

4    Rights of preference shares

     The rights attaching to the preference shares are as follows:-

     4.1  as regards capital:-

          on a return of capital on liquidation or otherwise the assets of the Company available for distribution among the members shall be applied first in repaying to the holders of the preference shares an amount equal to the par value of such shares but the preference shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company;

     4.2  as regards redemption of the "A" preference shares:-

          the Company shall (subject to the provisions of the Act) redeem the "A1" preference shares and the "A2" preference shares (which shall rank as one class of shares for the purposes of redemption) at par in six equal half yearly instalments payable in each of the three following years commencing six months after the twelfth anniversary of the Completion Date provided that where there is more than one holder of either class of "A" preference shares the shares of each such class to be redeemed shall be redeemed in proportion to the number of that class of "A" preference shares held by each such holder respectively.

     4.3  as regards redemption of the "B" preference shares:-

          the Company shall (subject to the provisions of the Act) redeem the "B" preference shares at par in six equal annual instalments payable in each of the six years commencing on the seventh anniversary of the Completion Date provided that where there is more than one holder of "B" preference shares the "B" preference shares shall be redeemed in proportion to the number of "B" preference shares held by each such holder respectively.

     4.4 any notice of redemption shall specify the class and number of shares to be redeemed, the date fixed for redemption and the place at which the certificates for such shares are to be presented for redemption and upon such date each of the holders of the shares concerned shall be bound to deliver to the Company at such place the certificates for such of the preference shares concerned as are held by him in order that the same may be cancelled. Upon such delivery the Company shall pay to such holder (or, in the case of joint holders, to the holder whose name stands first in the register in respect of such shares) the amount then due to him in respect of such redemption;

     4.5 notwithstanding any other provision of these Articles, each of the preference shares not previously redeemed shall be redeemed on the sixteenth anniversary of the Completion Date or as soon thereafter as the Company shall be able to comply with the provisions of the Act as to redemption at par, in accordance with the foregoing provisions of this Article 4 so far as the same are applicable;

     4.6 as regards dividends the profits of the Company available for distribution shall be used to pay dividends in the following order of priority:-

          4.6.1firstly in paying to the holders of the "B" preference shares a fixed dividend of 10.5% per annum accruing from 1 September 2000. Such dividends shall be paid half-yearly on or as soon as reasonably practicable after each record date being 28 February and 31 August in each year provided that if any such dividends are not paid on the due date interest shall accrue on the amount of the unpaid dividends at the rate of 10.5% per annum accruing on a daily basis from the date that such dividends were due to be paid until the date of payment (whether before or after any judgement);

          4.6.2secondly in paying to the holders of the ordinary shares and the "A" preference shares such amount as the directors may determine provided that:-

               4.6.2.1 there are no arrears of any dividends previously declared or unpaid interest on any such dividends;

               4.6.2.2 the  ordinary  shares,  the "A1" and the "A2"  preference shares shall subject to Article 4.6.2.3 rank as one class for the purpose of the declaration and payment of any dividends;

               4.6.2.3 the directors  shall pay dividends on the "A2" preference shares equal to three sevenths of such dividends as are paid on the "A1" preference shares provided always that the payment of any dividends shall be subject to the restrictions contained in the Credit Agreement, the Inter-creditor Deed (as defined in the Credit Agreement) and the Equity Contribution Agreement;

     4.7  as regards voting:-

          the preference shares shall not carry any right to attend and vote at general meetings of the Company.

5    Modification of class rights

     Subject to the Act, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than 75% of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of the regulations of the Company as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy not less than 75% of the issued shares of the class. If such separate meeting shall be adjourned owing to the absence of a quorum and if at the adjourned meeting a quorum shall not be present within half-an-hour from the time appointed for such adjourned meeting the holder or holders of shares of the class concerned who are present in person or by proxy shall constitute a quorum. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him and any holder of shares of the class present in person or by proxy may demand a poll.

6    Lien

     The Company shall have a first and paramount lien on all shares, whether fully paid or not, standing registered in the name of any person indebted or under liability to the Company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders, for all moneys presently payable by him or his estate to the Company whether or not in respect of the shares in question. Regulation 8 of Table A shall be modified accordingly.

7    Calls on shares and forfeiture

     There shall be added at the end of the first sentence of regulation 18 of Table A, so as to increase the liability of any member in default in respect of a call, the words "and all expenses that may have been incurred by the Company by reason of such non-payment".

8    Transfer of shares

     8.A.1Where any person is the holder of shares in more than one class and he gives a transfer notice under Article 8.1 in respect of shares in one of such classes (the "prime transfer notice") but not in respect of shares in every other class of which he is a member, he shall be deemed to have also given a transfer notice (a "secondary transfer notice") in respect of shares in each other class of shares of which he is a member specifying in each such secondary transfer notice as the number of shares in such class which he is willing to sell that number of shares which is equal to the total number of shares in that class held by such person at the date of giving the secondary transfer notice reduced by the same proportion (in percentage terms) as the number of shares specified as being available for sale in the prime transfer notice bears to the total number of shares held by such person at such date in the class of shares which are the subject of the prime transfer notice. For the purposes of the following provisions of this Article 8 any reference to a transfer notice shall mean a prime transfer notice and each secondary transfer notice severally.

     8.A.2The directors shall not register a transfer pursuant to a prime transfer notice or a secondary transfer notice unless at the time of transfer of such shares such purchasing class member or purchasing member or third party purchaser also acquired shares in each other class of shares in respect of which the proposing transferor shall have given notice to the Company as required by Article 8.A.1, the number of shares to be acquired in respect of each such class being that properly specified in the relevant transfer notice given by the proposing transferor in accordance with Article 8.A.1.

     8.A.3The  proposing   transferor  and  the   purchasing   class  member  or
          purchasing member or third party purchaser and the Company shall each use their respective best endeavours to ensure that the application of the provisions of Article 8 in respect of the prime transfer notice and each secondary transfer notice shall be effected contemporaneously so far as practicable. If a proposing transferor gives a transfer notice in respect of shares which he holds in each class of shares of which he is a class member simultaneously the transfer notice in respect of the ordinary shares which he holds shall be deemed the prime transfer notice.

     8.1 Any person (hereinafter called "the proposing transferor") proposing to transfer any shares of any class shall give notice in writing
          (hereinafter called "the transfer notice") to the Company that he desires to transfer the same and specifying the price per share at which he is willing to sell them. The transfer notice shall constitute the Company the agent of the proposing transferor for the sale of all (but not some only) of the shares comprised in the transfer notice together with all rights then attached thereto to any member or members holding shares of the same class as those comprised in the transfer notice and willing to purchase the same (hereinafter called "purchasing class members") at the price specified therein or at the fair value determined in accordance with Article 8.3 (whichever shall be the lower). A transfer notice shall not (save as provided in
          Article 8.3) be revocable except with the sanction of the directors and shall be comprised of one class of share only so that separate transfer notices are required in respect of proposed transfers of separate classes of shares.

     8.2 The shares comprised in any transfer notice shall be offered to the members (other than the proposing transferor) holding shares of the same class as those comprised in the transfer notice (hereinafter called "class members") as nearly as may be in proportion to the number of shares of the said class held by them respectively provided that if at the date a transfer notice is given in respect of either class of "A" preference shares there is no member other than the proposing transferor who holds shares of the same class of "A" preference shares comprised in the transfer notice then both classes of "A" preference shares shall rank as one class of shares for the purposes of this Article 8.2. Such offer shall be made by notice in writing (hereinafter called "the offer notice") within seven days after the receipt by the Company of the transfer notice. The offer notice shall:-

          8.2.1state the identity of the proposing transferor, the number and class of shares comprised in the transfer notice (in accordance with Article 8.A.1) and the price per share specified in the transfer notice and inform the class members that shares are offered to them in accordance with the provisions of this Article 8.2;

          8.2.2contain a statement to the effect that the shares are offered only in the proportion referred to in the opening sentence of this Article 8.2 ;

          8.2.3contain a statement of the right of each class member to request a certificate of fair value under Article 8.3, the form of such statement to be as near as circumstances permit to that of the first sentence of that Article;

          8.2.4contain a statement to the effect that each of the shares in question is being offered to class members at the lower of the price specified in the transfer notice and (if applicable) its fair value certified in accordance with Article 8.3;

          8.2.5state the period in which the offer may be accepted if no such certificate of fair value is requested (not being less than twenty-two days or more than forty-two days after the date of the offer notice); and

          8.2.6contain a statement to the effect that, if such a certificate  of fair value is requested, the offer will remain open for acceptance until the expiry of a period of fourteen days commencing on the date of the notice of the certified fair value given to class members pursuant to Article 8.3 or until the expiry of the period referred to in Article 8.2.5 whichever is the later.

          For the purpose of this Article an offer shall be deemed to be accepted on the day on which the acceptance is received by the Company. If any shares shall not be capable of being offered to the class members in proportion to their existing holdings, except by way of fractions the same shall be offered to the class members, or some of them, in such proportions as the directors may think fit.

          8.3 Any class member may, not later than eight days after the date of the offer notice, serve on the Company a notice in writing requesting that the auditors for the time being of the Company certify in writing the sum which in their opinion represents the fair value of each share comprised in the transfer notice as at the date of the transfer notice on the basis of a willing seller and a willing buyer. If the auditors decline such appointment at their discretion then a person nominated by the President for the time being of the Institute of Chartered Accountants in the country of the situation of the office on the application of the directors or any class member on behalf of the Company shall be instructed to give such certificate and any following reference in these Articles to the auditors shall include any person so nominated. Forthwith upon receipt of such notice the Company shall instruct the auditors to certify as aforesaid and the costs of producing such certificate shall be apportioned among the proposing transferor and the purchasing class members and borne by any one or more of them as the auditors in their absolute discretion shall decide. Subject as provided below in certifying the fair value as aforesaid:-

               8.3.1the  auditors  shall  be  entitled  to  obtain  professional valuations in respect of any of the Company's assets and shall be considered to be acting as experts and not as arbitrators or arbiters and accordingly any provisions of law or statute relating to arbitration shall not apply; and

               8.3.2the  auditors  shall  value  each  share on the basis of the value of (i) the Company as a going concern at the date of the transfer notice (after taking into account any contingent liability of the Company for taxation on unrealised capital gains and any contingent taxation); (ii) the right attaching to each such share including without limitation in respect of accrued but unpaid interest; and
                    (iii) without any discount for a minority share holding.

                    Provided that if a third party purchaser has offered to acquire from the proposing transferor all the shares comprised in the transfer notice and the proposing transferor provides evidence satisfactory to the purchasing class members that such agreement is a bona fide agreement, then the fair value of such shares shall be deemed to be the price which the third party purchaser has offered to pay and the auditors shall certify the fair value accordingly. Forthwith upon receipt of the certificate of the auditors, the Company shall by notice in writing inform all class members of the certified fair value of each share and of the price per share (being the lower of the price specified in the transfer notice and the certified fair value of each share) at which the shares comprised in the transfer notice are offered for sale. A transfer notice may be withdrawn by the proposing transferor by written notice to the Company within 10 days of receipt of the Company's written notice confirming all class members of the certified fair value of each share if the same is lower than the price specified in the transfer notice and the proposing transferee does not wish to sell the shares the subject of the transfer notice at the fair value. In this event the proposing transferor shall pay the auditors' costs in producing the certified fair value.

          8.4 If purchasing class members shall be found for all the shares comprised in the transfer notice within the appropriate period specified in Article 8.2, and the transfer notice has not been withdrawn pursuant to Article 8.3 above the Company shall not later than seven days after the expiry of such appropriate period give notice in writing (hereinafter called "the sale notice") to the proposing transferor specifying the purchasing class members and the proposing transferor shall be bound upon payment of the price due in respect of all the shares comprised in the transfer notice to transfer the shares to the purchasing class members.

          8.5 If the Company shall not give a sale notice to the proposing transferor within the time specified in Article 8.4 or subject to the proviso contained in Article 8.2 if at the date of the transfer notice there is no member other than the proposing transferor who holds shares of the same class as those comprised in the transfer notice, the transfer notice shall thenceforth be deemed to constitute the Company the agent of the proposing transferor for the sale of all (but not some only) of the shares comprised in the transfer notice together with all rights then attached thereto to any member or members willing to purchase the same (whether or not a class member) at the price specified therein or at the fair value certified in accordance with Article
               8.3 (whichever shall be the lower). In any such case the provisions of Articles 8.2 to 8.4 (inclusive) shall apply mutatis mutandis as if references therein to class members were to members (of whatever class) and references to purchasing class members were to purchasing members (of whatever class) and as if the period for service of the offer notice referred to in Article
               8.2 was the period of seven days immediately following the expiry of the appropriate period for service of a sale notice on purchasing class members without such a sale notice being served.

          8.6 Notwithstanding the provisions of Article 8.5 but subject to the provisions of Article 8.8, if purchasing class members shall have been found for some only of the shares comprised in the transfer notice pursuant to Article 8.2 the claims of such purchasing class members made pursuant to Article 8.2 shall first be satisfied in preference to the claims of members of any other class made pursuant to Article 8.5.

          8.7 If in any case the proposing transferor after having become bound in accordance with the provisions of this Article 8 to transfer shares makes default in transferring any such shares the Company may receive the purchase money on his behalf and may authorise some person to execute a transfer of such shares on behalf of and as attorney for the proposing transferor in favour of the purchasing class member or purchasing members as the case may be. The receipt of the Company for the purchase money shall be a good discharge to the purchasing class member or purchasing members as the case may be. The Company shall pay the purchase money into a separate bank account and shall hold the same on trust for the proposing transferor.

          8.8 If the Company shall not give a sale notice to the proposing transferor within the time specified for that purpose (by virtue of Article 8.5) in Article 8.4 in respect of sales to purchasing members of whatever class, he shall, during the period of thirty days next following the expiry of the time so specified, be at liberty to transfer all or any of the shares comprised in the transfer notice to any person or persons provided that the price per share obtained upon such share transfer shall in no circumstances be less than the price per share specified in the transfer notice served in accordance with Article 8.1 or as certified in accordance with Article 8.3 (whichever shall be the lower) and the proposing transferor shall upon request furnish such information to the directors as they shall require in relation to the price per share obtained as aforesaid. The directors may require to be satisfied that such shares are being transferred in pursuance of a bona fide sale for the consideration stated in the transfer without deduction, rebate or allowance whatsoever to the purchaser, and if not so satisfied, may refuse to register the instrument of transfer.

          8.9 Any transfer or purported transfer of a share (other than upon transmission of a share pursuant to regulation 29 of Table A upon the death of a member or upon a person becoming entitled to a share in consequence of the bankruptcy of a member) made otherwise than in accordance with the foregoing provisions of Articles 8.A.1 to 8.8 (inclusive) shall be null and void and of no effect.

          8.10 If and when required by notice in writing by the holder or holders of (in aggregate) a majority in nominal value of the other shares in the Company so to do (the "call notice"):-

               8.10.1 a member who  transfers  or purports to transfer any share in the Company in breach of the foregoing provisions of these Articles shall be bound to give transfer notices in respect of all shares which he has transferred or purported to transfer in breach of these Articles and any shares which he is required to give a transfer notice in respect thereof in accordance with Article 8.A.1; or

               8.10.2 a member who causes or permits any of the events specified in Article 8.11 or with regard to whom any of the events specified in Article 8.11.4 or 8.11.5 occurs shall be bound to give transfer notices in respect of all the shares registered in the name of such member in accordance with
                    Article 8.A.1.

               In the event of such member failing to serve a transfer notice pursuant to Article 8.10.1 or 8.10.2 within thirty days of the date of the call notice such member shall be deemed to have given transfer notices at the expiration of such period of thirty days in respect of all shares registered in the name of such member in accordance with Article 8.A.1 and to have specified therein as the price per share the fair value of each share to be certified in accordance with Article 8.3. The provisions of Articles 8.2 to
               8.8 (inclusive) and Article 8.13 shall mutatis mutandis apply.

     8.11 The events specified for the purposes of Article 8.10 are:-

          8.11.1 any direction (by way of renunciation nomination or otherwise) by a member entitled to an allotment or transfer of shares to the effect that such shares or any of them be allotted or issued or transferred to some person other than himself;

          8.11.2 any sale, dealing with or other disposition of any beneficial interest in a share (whether or not for consideration or otherwise but excluding any transmission of a share to any person becoming entitled to such share in consequence of the death or bankruptcy of a member) by whomsoever made and whether or not effected by an instrument in writing save where the disposition is by service of a transfer notice in accordance with these Articles;

          8.11.3 the holding of a share as a bare nominee for any person;

          8.11.4 in the case of a corporate member, such member entering into liquidation (except a members' voluntary liquidation for the purpose of reconstruction or amalgamation) or suffering an administrative receiver to be appointed over all or any of its assets or suffering an administration order to be made against it or anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that corporate member.

          8.12 The directors shall not register any transfer of shares if as a result of such transfer there would be Default pursuant to (and as defined in) the Credit Agreement.

          8.13 The directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer which would otherwise be permitted under the foregoing provisions of this Article 8 if it is a transfer of a share on which the Company has a lien of a share (not being a fully paid share) to a person who is not already a member and of whom they shall not approve. The directors may also refuse to register a transfer unless:-

               8.13.1 it is lodged at the office or at such  other  place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

               8.13.2 it is in respect of only one class of shares; and

               8.13.3 it is in favour of not more than four transferees.

               The directors shall register a transfer of shares made pursuant to Articles 8.A.1 to 8.8 (inclusive) or Article 8.14 subject to the provisions of this Article 8.13 and Article 8.15 Regulation 24 of Table A shall not apply to the Company.

     8.14 Subject to Article 8.12 and Article 8.13 but notwithstanding any other provision contained in these Articles, the restrictions on transfer contained in this Article 8 shall not apply to:-

          8.14.1 any transfer by a corporate member to an associated undertaking (as defined in section 27(3) of the Companies Act 1989) provided always that if the transferee company ceases to be an associated undertaking at any time the transferee company shall within 10 days of such cessation transfer all shares held by it to another associated undertaking of the original corporate member provided that if the transferee company defaults in making such a transfer within the time period specified the transferee company shall be deemed to have served a transfer notice in respect of all shares held by it and to have specified therein as the price per share the fair value of each share to be certified in accordance with
               Article 8.3 and the provisions of Articles 8.A.1 to 8.8 (inclusive ) and Article 8.13 shall mutatis mutandis apply;

          8.14.2 any transfer by a corporate member to a company formed to acquire the whole or substantially the whole of the undertaking and assets of such corporate member as part of a scheme of amalgamation or reconstruction.

9    General meetings

     The directors may call general meetings and regulation 37 of Table A shall not apply to the Company.

10   Notice of general meetings

     10.1 A notice convening a general meeting shall be required to specify the general nature of the business to be transacted only in the case of special business and regulation 38 of Table A shall be modified accordingly. The words "or a resolution appointing a person as a director" and paragraphs (a) and (b) in regulation 38 of Table A shall be deleted and the words "in accordance with section 369(3) of the Act" shall be inserted after the words "if it is so agreed" in that regulation.

     10.2 All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the profit and loss account, balance sheet, and the reports of the directors and auditors, the appointment of and the fixing of the remuneration of the auditors and the giving or renewal of any authority in accordance with the provisions of section 80 of the Act.

     10.3 Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

11   Proceedings at general meetings

     11.1 The words "save that, if and for so long as the Company has only one person as a member, one member present in person or by proxy shall be a quorum" shall be added at the end of the second sentence of regulation 40 of Table A.

     11.2 If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine; and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor the members present in person or by proxy or (being a body corporate) by representative being not less than two persons entitled to vote upon the business to be transacted shall constitute a quorum and in any other case such adjourned general meeting shall be dissolved. Regulation 41 of Table A shall not apply to the Company.

     11.3 Any member may participate in a meeting of members by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participate in a meeting in this matter shall be deemed to constitute presence in person at such meeting and, subject to these Articles and the Act, he shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting is.

12   Votes of members

     12.1 Regulation 54 of Table A shall not apply to the Company. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member entitled to vote who (being an individual) is present in person or by proxy (not being himself a member entitled to vote) or (being a corporate body) is present by a representative or proxy (not being himself a member entitled to vote) shall have one vote and, on a poll, every member shall have one vote for each share of which he is the holder.

     12.2 The words "be entitled to" shall be inserted between the words "shall" and "vote" in regulation 57 of Table A.

     12.3 A member shall not be entitled to appoint more than one proxy to attend on the same occasion and accordingly the final sentence of regulation 59 of Table A shall not apply to the Company. Any such proxy shall be entitled to cast the votes to which he is entitled in different ways.

     12.4 Regulation 50 of Table A shall apply to the Company subject to any provision of the Equity Contribution Agreement.

13   Alternate directors

     13.1 An alternate director shall be entitled to receive notice of all meetings of the directors and of all meetings of committees of the directors of which his appointor is a member (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him), to attend and vote at any such meeting at which the director appointing him is not personally present and generally to perform all the functions of his appointor at such meeting as a director in his absence. An alternate director shall not be entitled to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct. Regulation 66 of Table A shall not apply to the Company.

     13.2 A director, or any such other person as is mentioned in regulation 65 of Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present and the final sentence of regulation 88 shall not apply to the Company.

     13.3 Save as otherwise provided in the regulations of the Company, an alternate director shall be deemed for the purposes specified in
          Article 13.1 to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him. Regulation 69 of Table A shall not apply to the Company.

14   Appointment and retirement of directors

     14.1 The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) of Table A shall not apply to the Company.

     14.2 The Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

     14.3 The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with regulation 64 of Table A as the maximum number of directors for the time being in force.

     14.4 A member shall have the right to appoint and remove one director of the Company for each 15% in nominal value of ordinary shares held by it. Any such appointment or removal shall be made by notice in writing to the Company signed by or on behalf of the member making the appointment or removal and shall take effect upon lodgement of such notice at the registered office of the Company. Any member ceasing to held the required percentage of ordinary shares for the number of directors appointed by it pursuant to this Article 14.4 shall forthwith procure the resignation of such number of directors of the Company appointed by it as is necessary to restore the correct number of directors it is permitted to appoint.

15   Disqualification and removal of directors

     The office of a director shall be vacated if:-

     15.1 he ceases to be a director by virtue of any provision of the Act or these Articles or he becomes prohibited by law from being a director; or

     15.2 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     15.3 he is, or may be, suffering from mental disorder and either:-

          15.3.1 he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

          15.3.2 an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

     15.4 he resigns his office by notice to the Company; or

     15.5 he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated, and regulation 81 of Table A shall not apply to the Company.

16   Gratuities and pensions

Regulation 87 of Table A shall not apply to the Company and the directors may exercise any powers of the Company conferred by its Memorandum of Association to give and provide pensions, annuities, gratuities or any other benefits whatsoever to or for past or present directors or employees (or their dependants) of the Company or any subsidiary or associated undertaking (as defined in section 27(3) of the Companies Act 1989) of the Company and the directors shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

17   Proceedings of the directors

     17.1 Subject to the directors the nature and extent of any interest of his, a director notwithstanding his office:-provisions of the Act, and provided that he has disclosed to the

          17.1.1 may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is in any way interested;

          17.1.2 may be a director or other officer of or employed by or be a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is in any way interested;

          17.1.3 may, or any firm or company of which he is a member or director may, act in a professional capacity for the Company or any body corporate in which the Company is in any way interested;

          17.1.4 shall not by reason of his office be accountable to the Company for any benefit which he derives from such office, service or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

          17.1.5 shall be entitled to vote on any resolution and (whether or not he shall vote) be counted in the quorum on any matter referred to in any of Articles 17.1.1 to 17.1.4 (inclusive) or on any resolution which in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever and if he shall vote on any resolution as aforesaid his vote shall be counted.

     17.2 For the purposes of Article 17.1:-

          17.2.1 a general notice to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified;

          17.2.2 an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his; and

          17.2.3 an interest of a person who is for any purpose of the Act (excluding any statutory modification not in force when these Articles were adopted) connected with a director shall be treated as an interest of the director and in relation to an alternate director an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

     17.3 Any director including an alternate director may participate in a meeting of the directors or a committee of the directors of which he is a member by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and, subject to these Articles and the Act, he shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

     17.4 Regulation 88 of Table A shall be amended by substituting for the sentence:-

          "It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom."

          the following sentence:-

          "Notice of every meeting of the directors shall be given to each director and his alternate director, including directors and alternate directors who may for the time being be absent from the United Kingdom and have given the Company an address within the United Kingdom for service."

     17.5 Regulations 94 to 97 (inclusive) of Table A shall not apply to the Company.

18   The seal

If the Company has a seal it shall be used only with the authority of the directors or of a committee of the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined, every instrument to which the seal is affixed shall be signed by one director and by the secretary or another director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall only apply if the Company has a seal. Regulation 101 of Table A shall not apply to the Company.

19   Notices

     19.1 In regulation 112 of Table A, the words "by facsimile to a facsimile number supplied by the member for such purpose or" shall be inserted immediately after the words "or by sending it" and the words "first class" shall be inserted immediately before the words "post in a prepaid envelope".

     19.2 Where a notice is sent by first class post, proof of the notice having been posted in a properly addressed, prepaid envelope shall be conclusive evidence that the notice was given and shall be deemed to have been given at the expiration of 24 hours after the envelope containing the same is posted. Where a notice is sent by facsimile receipt of the appropriate answer back shall be conclusive evidence that the notice was given and the notice shall be deemed to have been given at the time of transmission following receipt of the appropriate answer back. Regulation 115 of Table A shall not apply to the Company.

     19.3 If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national daily newspaper and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

20   Winding up

In regulation 117 of Table A, the words "with the like sanction" shall be inserted immediately before the words "determine how the division".

21   Indemnity

     21.1 Subject to the provisions of section 310 of the Act every director (including an alternate director) or other officer of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the lawful execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the court, and no director (including an alternate director) or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the lawful execution of the duties of his office or in relation thereto. Regulation 118 of Table A shall not apply to the Company.

     21.2 The directors shall have power to purchase and maintain for any director, (including an alternate director) officer or auditor of the Company insurance against any such liability as is referred to in section 310 (1) of the Act and, subject to the provisions of the Act, against any other liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a director, (including as an alternate director) officer or auditor.

     21.3 The directors may authorise the directors of companies within the same group of companies as the Company to purchase and maintain insurance at the expense of the Company for the benefit of any director (including an alternate director), other officer or auditor of such company in respect of such liability, loss or expenditure as is referred to in Article 21.2.